Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

THIS THIRD LOAN MODIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of the 30th day of September, 2022 (the “Effective Date”), by and between DAWSON GEOPHYSICAL COMPANY, a Texas corporation (“Borrower”), and DOMINION BANK, a Texas state bank (“Lender”).

RECITALS:

On or about September 30, 2019, Lender made a revolving line of credit loan to Borrower in the original stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the “Loan”). The Loan is evidenced and secured by, among other things, the following documents and instruments: (i) that certain Loan and Security Agreement dated as of September 30, 2019, executed by Borrower and Lender, as amended by that certain Loan Modification Agreement dated effective as of September 30, 2020, executed by Borrower and Lender (the “First Modification”), and as further amended by that certain Second Loan Modification Agreement dated effective as of September 30, 2021, executed by Borrower and Lender (the “Second Modification”; together with the First Modification collectively referred to herein as the “Modification”) (as amended, the “Loan Agreement”) and (ii) that certain Promissory Note dated as of September 30, 2019, in the stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), made by Borrower and payable to the order of Lender, as amended by the Modification (as amended, the “Note”). The Loan Agreement, the Note, the First Modification and the Second Modification, together with any and all other documents and instruments evidencing, securing or in any manner relating to the Loan (including, without limitation, this Agreement) are hereinafter sometimes collectively referred to as the “Loan Documents.”

Borrower has requested that Lender renew the Loan, extend the maturity date and make certain other modifications to the terms of the Loan Documents and Lender is willing to so renew the Loan, extend the maturity date, and make such other modifications, on and subject to the terms and conditions contained in this Agreement.

Borrower and Lender hereby mutually agree to modify the terms of the Loan on and subject to the terms and conditions contained in this Agreement.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

1.              Recitals. The foregoing Recitals are agreed to be true and correct and are hereby incorporated by reference and made a part hereof for all purposes.

2.             Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note or the Loan Agreement, as applicable.

3.              Conditions to this Agreement. Borrower hereby acknowledges and agrees that it shall be condition to Lender’s willingness to execute this Agreement that Borrower and all other parties thereto, execute and deliver all necessary consents and approvals thereof, all in form and substance satisfactory to Lender, in Lender’s sole and absolute discretion.

4.              Current Note Balance; Commitment to Lend. Notwithstanding anything contained herein or in the Loan Documents, Borrower and Lender hereby acknowledge and agree that (a) as of the Effective Date, the outstanding principal balance of the Note is Zero Dollars ($0), (b) payments or prepayments of advances made under the Note may be reborrowed strictly in accordance with the terms of the Note and the other Loan Documents, each as modified by this Agreement, (c) Lender’s commitment under the Loan is hereby decreased to Ten Million and No/100 Dollars ($10,000,000.00), and (d) Lender has no obligation to make any further advances under the Note unless the terms and conditions of the Loan Documents are met for each advance.

5.              Renewal of the Loan and Extension of Maturity. The Loan is hereby renewed and the maturity date of the Note and the other Loan Documents is hereby extended from September 30, 2022 to September 30, 2023 (the “Maturity Date”), when the unpaid principal balance of the Note, together with all accrued and unpaid interest thereon, shall be due and payable. Borrower hereby renews, but does not extinguish, the Note and the liens, security interests and assignments created and evidenced by the Loan Documents, and in this regard all of the Loan Documents are hereby modified and renewed by extending the Maturity Date for the Note as set forth above. Borrower covenants to observe, comply with and perform each of the terms and provisions of the Loan Documents, as modified hereby. Borrower acknowledges that Lender is under no obligation whatsoever to extend the Maturity Date of the Loan beyond September 30, 2023.

6.             Modification of Loan Documents. From and after the Effective Date of this Agreement, the Loan Documents are hereby modified and amended in the following respects:

(a)                 All references in the Loan Documents to the notice address for Lender are hereby modified and amended to show the following as Lender’s notice address:

“If to Lender:                      Dominion Bank

17304 Preston Road, Suite 1100

Dallas, Texas 75252

Attention: Loan Operations

Facsimile No.: 972/587-7765

with a copy to:                   Dominion Bank

6071 Sherry Lane

Dallas, Texas 75225

  Attention: Stephanie Baird Velasquez

  Email: svelasquez@dominionbanking.com

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with a copy to:                    Liechty, McGinnis, Berryman & Bowen, LLP

11910 Greenville Avenue, Suite 400

Dallas, Texas 75243

Attention: Kristy K. Bowen, Esq.

Facsimile No.: 214/265-0615

Email: kbowen@lmlawyers.com”

(b)                  All references in the Loan Documents to the stated principal amount of the Loan and the Note as “Fifteen Million and No/100 Dollars ($15,000,000.00)” or “$15,000,000.00” are hereby modified and amended to read in their entireties as “Ten Million and No/100 Dollars ($10,000,000.00)” or “$10,000,000.00”, as applicable.

(c)                  The introductory paragraph of the Note is hereby deleted in its entirety and replaced with the following:

“FOR VALUE RECEIVED, DAWSON GEOPHYSICAL COMPANY, a Texas corporation ("Debtor"), unconditionally promises to pay to the order of DOMINION BANK, a Texas state bank (together with its successors and assigns, “Lender”) without setoff, at its offices at 17304 Preston Road, Suite 1100, Dallas, TX 75252, Attention: Stephanie Velasquez, or at such other place as may be designated by Lender, the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the "Rate"), and in accordance with the payment schedule indicated below. This PROMISSORY NOTE (as amended, this "Note"), is executed pursuant to and evidences the Loans funded and to be funded by Lender under the Revolving Credit Facility pursuant to that certain LOAN AND SECURITY AGREEMENT between Debtor and Lender dated as of SEPTEMBER 30, 2019, as amended by that certain Loan Modification Agreement dated effective as of September 30, 2020 (the “First Modification”), as further amended by that certain Second Loan Modification Agreement dated effective as of September 30, 2021 (the “Second Modification”), and as further amended by that certain Third Loan Modification Agreement dated effective as of September 30, 2022 (the “Third Modification”) (as amended by the First Modification, the Second Modification and the Third Modification, and as the same may be further amended, supplemented, renewed or extended from time to time, the “Loan Agreement”) to which reference is made for a statement of the collateral, rights and obligations of Debtor and Lender in relation thereto; but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Debtor to pay unpaid principal of and interest on this Note when due. Capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.”

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(d)                 The first sentence of Paragraph numbered 1 of the Note is hereby deleted in its entirety and replaced with the following:

“Prior to the Maturity Date or an Event of Default, the Rate shall be the LESSER of (a) the MAXIMUM RATE, (b) from the Date of this Note until September 29, 2022, SIX PERCENT (6.00%) and thereafter SEVEN AND SEVENTY-FIVE ONE HUNDREDTHS PERCENT (7.75%), and (c) the GREATER of (ii) the PRIME RATE, or (ii) from the Date of this Note until September 29, 2022, THREE AND ONE-HALF PERCENT (3.50%) and thereafter FOUR AND SEVENTY-FIVE ONE HUNDREDTHS PERCENT (4.75%).”

(e)                  The reference to September 30, 2022 in clause (ii) of the fourth sentence of Paragraph numbered 4 of the Note is hereby modified and amended to show September 30, 2023.

(f)                   Section 1(l) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Loan Documents” means this Agreement, the Note and the other agreements, documents and instruments now or hereafter evidencing, securing, governing, guaranteeing, or pertaining to the Loans, all as modified and amended by that certain Loan Modification Agreement dated effective as of September 30, 2020, executed by Lender and Debtor, as further modified and amended by that certain Second Loan Modification Agreement dated effective as of September 30, 2021, and as further modified and amended by that certain Third Loan Modification Agreement dated effective as of September 30, 2022.”

(g)                 The first sentence of Section 2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to make loans to Debtor under a credit facility (the "Revolving Credit Facility" or “Credit Facility”) in an aggregate sum not to exceed the lesser of (i) an amount equal to the Borrowing Base, or (ii) TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (subject to reduction as provided herein, the “Maximum Amount”), on a revolving basis from time to time during the period commencing on the Closing Date and continuing until the earlier of: (x) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) SEPTEMBER 30, 2023 (the earlier of such dates being the “Revolving Credit Maturity Date").”

(h)                 Section 8(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

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“Tangible Net Worth. Debtor will maintain, as of the end of each calendar quarter, a Tangible Net Worth of not less than THIRTY-EIGHT MILLION AND NO/100 DOLLARS ($38,000,000.00).”

(i)                    The following is hereby added as Section 8(d) of the Loan Agreement:

“(d)      Minimum Liquidity Requirement. Debtor’s Unencumbered Liquid Assets (as hereinafter defined) shall not, at any time, be less than Five Million and No/100 Dollars ($5,000,000.00) (the “Minimum Liquidity Requirement”), to be tested as of the end of each calendar quarter. As used herein “Unencumbered Liquid Assets” shall mean cash on deposit in an insured financial institution, brokerage balances and/or instruments immediately convertible into cash, held but only to the extent such cash, brokerage balances and/or instruments are not encumbered by any indebtedness, any lien and are not subject to any negative pledge or other agreement not to place a lien on such liquid assets; provided, however, assets that are protected, either at law or otherwise, from attachment by creditors are expressly deemed excluded from liquid assets.”

7.              Payment of Lender’s Fees and Expenses. Contemporaneously with the execution and delivery of this Agreement, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation, negotiation, and execution of this Agreement and the consummation of the transaction contemplated hereby, including, but not limited to reasonable fees and expenses of legal counsel to Lender.

8.              Incorporation into the Note. This Agreement is hereby made a part of, and is incorporated by reference in the Note. The Note, as modified by this Agreement, shall be deemed to be one and the same instrument, evidencing a single indebtedness owed by Borrower to Lender.

9.              Reaffirmation. Borrower hereby represents and agrees that there are no oral agreements which modify any of the Loan Documents, and that the Loan Documents, as expressly modified herein, constitute the entire agreement between Borrower and Lender with respect to the Loan. Borrower hereby reaffirms and restates, as of the Effective Date, all covenants, representations, and warranties set forth in any of the Loan Documents to which it is a party or by which it is otherwise bound. Nothing herein shall constitute, and there has not otherwise occurred, any extinguishment or release of or substitution for the obligations and agreements of Borrower under the Note or any of the other Loan Documents, and nothing herein shall constitute, and there has not otherwise occurred, any novation with respect to the Note or any other Loan Document. Except as expressly modified herein, all terms, covenants and provisions of the Note and the other Loan Documents shall remain unaltered and in full force and effect and Borrower does hereby expressly ratify and confirm the Note and the other Loan Documents as modified hereby.

10.           Representations. Borrower hereby warrants, represents, and certifies to Lender the following facts knowing that Lender requires, and is relying upon, the warranties, representations, and certifications contained in this paragraph as a condition to entering into this Agreement:

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(a)                  No Defenses. As of the Effective Date, Borrower does not have any defense, right of setoff, counterclaim, claim, or cause of action of any kind or description against Lender related to (i) payment of the principal sum described in the Note, (ii) payment of interest under the Note, (iii) payment of any other sums due and payable under the Note or any of the other Loan Documents, (iv) performance of any obligations under the Loan Documents, or (v) any of Lender’s acts or omissions with respect to the Loan Documents or Lender’s performance under the Loan Documents. To the extent Borrower now has, or in the future possesses, any defenses, rights of setoff, counterclaims, claims or causes of action against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entireties.

(b)                Enforceable Obligations. The Note and the other Loan Documents are valid obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles. Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents.

(c)                 Strict Performance. Lender’s agreement to modify the Note, as set forth herein, is without prejudice to Lender’s right at any time hereafter to exercise any right or remedy conferred upon Lender in the Note or any of the other Loan Documents or otherwise available at law or in equity, and shall not constitute a waiver of Lender’s right to insist upon strict performance by Borrower of its obligations under the Note and the other Loan Documents.

11.           No Waiver or Implication. This Agreement modifies the Loan Documents, and in no way acts as a release or relinquishment of any lien, security interest, right, title, privilege, or remedy created by any of the Loan Documents or now or hereafter existing at law or in equity. The liens and security interests of the Loan Documents securing payment of the Note (as the Note has been herein modified) are hereby renewed and confirmed by Borrower in all respects, and shall continue to be enforceable and shall remain in full force and effect until the entire principal amount of the Note, as modified by this Agreement, all accrued but unpaid interest, and all extensions, renewals and rearrangements thereof, and all other sums secured by the Loan Documents have been fully and finally paid. Borrower hereby agrees that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may now or hereafter exist under the Note or any other Loan Document. Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent, or agreement of modification which may have occurred or been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent, or agreement by Lender. Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver, or consent or enter into any further agreement or modification with respect to the Loan or any matter relating to the Loan.

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12.             Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Lender such other and further documentation evidencing, securing or pertaining to the Loan or the Loan Documents as reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender’s request, Borrower shall cause to be delivered to Lender an opinion of counsel, satisfactory to lender as to form, substance and rendering attorney, opining as to (i) the validity and enforceability of this Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transaction contemplated thereby; (ii) the authority of Borrower, and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified; and (iii) such other matters reasonably requested by Lender.

13.             Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns forever; however, the foregoing shall not be deemed or construed to confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

14.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the conflict of law principles thereof).

15.            Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and paragraphs as set forth herein are for convenience only and in no way define, limit, amplify, or describe the scope or intent of any provisions hereof.

16.            Authority. Each party hereto has the full legal authority to execute and deliver this Agreement. In addition, the individual who executes this Agreement on behalf of each party hereto is authorized to act for and on behalf of such party and to bind such party to the terms and provisions hereof.

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17.           FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO OR THERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO OR THERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES TO SUCH DOCUMENTS.

18.           Telecopied Facsimiles; Counterparts. A telecopied facsimile or other electronically transmitted copy of a duly executed counterpart to this Agreement shall be sufficient to evidence the binding agreement of each party to the terms herein. However, the parties each agree to promptly return an original, duly executed counterpart of this Agreement following the delivery of a telecopied facsimile or other electronically transmitted copy hereof. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

DAWSON GEOPHYSICAL COMPANY,
a Texas corporation

By:	/s/ James K. Brata
Name:	James K. Brata
Title:	Executive Vice President – Chief Financial Officer

LENDER:

DOMINION BANK

By:	/s/ Brad North
Name:	Brad North
Title:	Senior Vice President

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